Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Additional Information - Independent Registered Public Accounting Firm” and “Financial Highlights” in the Information Statement/Prospectus included in this Form N-14 of AB Active ETFs, Inc. (“Registration Statement”)

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, of AB Bond Fund, Inc, each dated January 31, 2024, which are incorporated by reference in this Registration Statement.

We consent to the references to our firm under the captions “Shareholder Services – Statements and Reports,” and “General Information - Independent Registered Public Accounting Firm” in the Statement of Additional Information, of AB Active ETFs, Inc. dated October 30, 2023, as revised May 29, 2024, which is incorporated by reference in this Registration Statement.

We also consent to the incorporation by reference of our reports dated December 22, 2023, with respect to the financial statements and financial highlights of AB Total Return Bond Portfolio, AB Short Duration Income Portfolio. AB Sustainable Thematic Credit Portfolio, AB Bond Inflation Strategy and AB All Market Real Return Portfolio (five of the portfolios constituting AB Bond Fund, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2023 and our reports dated December 28, 2023, with respect to the financial statements and financial highlights of AB Tax-Aware Fixed Income Opportunities Portfolio. AB Income Fund, and AB Municipal Bond Inflation Strategy (three of the portfolios constituting AB Bond Fund, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2023 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY

November 15, 2024